Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in this Amendment No. 4 to Registration Statement No. 333-107614 of Overnite Corporation of our report on the financial statements of Overnite Holding, Inc. dated March 3, 2003 (August 4, 2003 as to Note 15) appearing in the Prospectus, which is part of such Registration Statement, and of our report dated March 3, 2003 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Richmond, Virginia

October 30, 2003